UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 28, 2010

HealthSouth Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-10315	63-0860407
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3660 Grandview Parkway, Suite 200

Birmingham, Alabama 35243

(Address of Principal Executive Offices)

(205) 967-7116

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01. Other Events.

On September 28, 2010, HealthSouth Corporation (“HealthSouth” or the “Company”) and certain of its subsidiaries, as guarantors, entered into an underwriting agreement with Citigroup Global Markets Inc., Banc of America Securities LLC, Barclays Capital Inc., Goldman, Sachs & Co., and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein (the “Underwriters”). Pursuant to the underwriting agreement, the Company agreed to issue and sell to the Underwriters, and the Underwriters have agreed to purchase for resale to the public, $275 million in aggregate principal amount of the Company’s 7.250% Senior Notes due October 1, 2018 (the “2018 Notes”) at a public offering price of 100% of the principal amount, and $250 million in aggregate principal amount of the Company’s 7.750% Senior Notes due September 15, 2022 (the “2022 Notes”, and together with the 2018 Notes, the “Notes”) at a public offering price of 100% of the principal amount. A copy of the underwriting agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein. The sale of the Notes is registered pursuant to a Registration Statement (No. 333-151848) on Form S-3 filed by the Company with the Securities and Exchange Commission. This Current Report on Form 8-K is being filed to incorporate the underwriting agreement by reference into such Registration Statement.

The Notes are expected to be issued on October 7, 2010. The Notes will be senior unsecured obligations of the Company and will be jointly and severally guaranteed on a senior unsecured basis by all of its existing and future subsidiaries that guarantee borrowings under the Company’s credit agreement and other capital markets debt.

The Company intends to use the net proceeds from the Notes offering to repay a portion of the amounts outstanding under the term loans under its existing credit agreement. The Company also intends to use a portion of its cash and cash equivalents to repay a portion of the remaining amount outstanding under the term loans after the application of the use of proceeds of the Notes offering. The Notes offering is conditioned upon customary closing conditions.

Forward-Looking Statements

The information contained in this Current Report on Form 8-K includes certain estimates, projections, and other forward-looking information that reflect the Company’s current views with respect to future events. These estimates, projections, and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable. All such estimates, projections, and forward-looking information speak only as of the date hereof. The Company undertakes no duty to publicly update or revise the information contained herein or in the handout. There can be no assurance that any estimates, projections, or forward-looking information will be realized. There may be differences between such estimates and actual events, and those differences may be material.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this report:

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of September 28, 2010, by and among HealthSouth Corporation, its subsidiary guarantors named therein and Citigroup Global Markets Inc., Banc of America Securities LLC, Barclays Capital Inc., Goldman, Sachs & Co., and Morgan Stanley & Co. Incorporated, as representatives of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHSOUTH CORPORATION
(Registrant)

Date: September 29, 2010	By:	/s/ John P. Whittington
	Name:	John P. Whittington
	Title:	Executive Vice President, General Counsel and Corporate Secretary